Exhibit 99.1

THE PLAN

This Amended and Restated Distribution Reinvestment Plan of New York City REIT, Inc. (the “Plan”) has been adopted by the Company’s Board of Directors, effective as of August 28, 2020 In the Plan, the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc., a Maryland real estate investment trust, and its direct and indirect subsidiaries, including New York City Operating Partnership, L.P., its operating partnership. The Company has two classes of common stock, par value $0.01 per share: Class A common stock and Class B common stock. In the Plan, the term “common stock” refers to both Class A common stock and Class B common stock. Shares of Class A common stock are listed on The New York Stock Exchange (“NYSE”) under the symbol “NYC,” and shares of Class B common stock will not be listed on the NYSE but will automatically convert into shares of Class A common stock and be listed on the NYSE in three equal tranches over the 360 days following the listing of shares if Class A common stock on the NYSE on August 18, 2020. In the Plan, the term “distributions” refers to ordinary dividends or other distributions, as authorized by the Company’s Board of Directors and declared by the Company on a regular basis, and payable to all holders of shares of common stock.

The following questions and answers explain and constitute the Plan. Stockholders who do not participate in the Plan will receive cash distributions, as declared, and paid in the usual manner.

PURPOSE

1.    What is the purpose of the Plan?

The primary purpose of the Plan is to provide eligible holders of shares of common stock, including both Class A common stock and Class B common stock (“Participants”) with a convenient and simple method of increasing their investment in the Company by investing cash distributions in additional shares of Class A common stock without paying any fees, to the extent shares of Class A common stock are purchased directly from the Company. See Question 5 for a description of the holders who are eligible to participate in the Plan. Shares of Class A common stock purchased under the Plan may, at the option of the Company, be directly issued by the Company or purchased by the Company’s transfer agent in the open market using Participants’ funds. To the extent shares of Class A common stock are purchased from the Company under the Plan, it will receive additional funds for general corporate and working capital purposes. The Company reserves the right to modify, suspend or terminate participation in the Plan by otherwise eligible holders of shares of Class A common stock in order to eliminate practices which are, in the sole discretion of the Company, not consistent with the purposes or operation of the Plan or which adversely affect the price of the shares of Class A common stock.

OPTIONS AVAILABLE TO PARTICIPANTS

2.    What options are available to enrolled Participants?

Commencing with any distribution payable to stockholders of record on dates after the effectiveness of the Plan, Participants may elect to have cash distributions paid on all or a portion of their common stock automatically reinvested in additional shares of Class A common stock. Cash distributions are paid on the common stock when, if and as authorized by our board of directors and declared by the Company. Subject to the availability of shares of Class A common stock registered under the Securities Act of 1933, as amended, for issuance under the Plan, there is no minimum limitation on the amount of distributions a Participant may reinvest under the distribution reinvestment feature of the Plan.

ADVANTAGES AND DISADVANTAGES

3.    What are the advantages and disadvantages of the Plan?

Advantages:

A.        The Plan provides Participants with the opportunity to reinvest cash distributions paid on all or a portion of their shares of common stock, including both Class A common stock and Class B common stock, in additional shares of Class A common stock without paying any fees to the extent shares of Class A common stock are purchased directly from the Company.

B.         Subject to the availability of shares of Class A common stock registered for issuance under the Plan, all cash distributions paid on Participants’ shares of common stock can be fully invested in additional shares of Class A common stock. The Plan permits fractional shares to be credited to Plan accounts. Distributions on fractional shares, as well as on whole shares, will also be reinvested in additional shares which will be credited to Plan accounts.

C.         The plan administrator, Computershare Trust Company, N.A. (the “Plan Administrator”), at no charge to Participants, provides for the safekeeping of the shares of Class A common stock credited to each Plan account.

D.         Periodic statements reflecting all current activity, including share purchases and the latest Plan account balance, simplify record-keeping for each Participant. See Question 17 for information concerning reports to Participants.

Disadvantages:

A.        No interest will be paid by the Company or the Plan Administrator on distributions held pending reinvestment. See Question 11.

B.         Service and per share processing fees may apply as well as any applicable share transfer taxes on sales. See Questions 16 and 21.

C.         For U.S. federal income tax purposes, Participants will be deemed to have received the cash distributions that are reinvested and will be taxable on them to the same extent as if the cash had not been reinvested. As a result, a Participant that is subject to U.S. federal income tax will generally be required to fund its tax liability on the distributions reinvested in additional Class A common stock from other sources. See Question 23.

D.        Prospective investors in shares of Class A common stock should carefully consider the matters described under “Risk Factors” in filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference, and other similar statements contained in the Plan and the documents incorporated or deemed incorporated by reference herein and therein prior to making an investment in the Class A common stock.

ADMINISTRATION

4.    Who administers the Plan?

Computershare Trust Company, N.A., which we refer to as the Plan Administrator, administers the Plan. As agent for the Participants, the Plan Administrator keeps records, sends statements of account to Participants and performs other duties relating to the Plan. See Question 17 for information concerning reports to Participants. The Company pays all costs of administering the Plan. Shares of Class A common stock purchased under the Plan are issued in the name of the Plan Administrator or its nominee, as agent for the Participants. As record holder of the shares held in Participants’ accounts under the Plan, the Plan Administrator will receive distributions on all shares held by it on the applicable record date, will credit distributions to each Participant’s account on the basis of whole and fractional shares held in these accounts, and will reinvest certain distributions in shares of Class A common stock as directed by each Participant. The Plan Administrator makes all purchases of shares of Class A common stock under the Plan.

The Plan Administrator also acts as distribution disbursing agent, transfer agent and registrar for the shares of common stock. The Plan Administrator may be reached at the following address and telephone number to obtain information about the Plan:

Computershare Trust Company, N.A.

Attention: Distribution Reinvestment Plan of New York City REIT, Inc.

P.O. Box 505013

Louisville, KY 40233-5013

(866) 902-0063

Participants should include their account number(s) and include a reference to the Company in any correspondence.

Participants can obtain information about their accounts over the Internet through “Investor Center” on the Plan Administrator’s website, www.computershare.com/NYCR. The information on or linked to the Plan Administrator’s website is not a part of and is not incorporated by reference into this Plan.

In the event that the Plan Administrator resigns or otherwise ceases to act as plan administrator, the Company will appoint a new plan administrator to administer the Plan and will promptly provide notice as described in Question 29.

PARTICIPATION

For purposes of this section, responses will generally be based upon the method by which the holder holds his, her or its shares of common stock. Generally, holders are either Record Owners or Beneficial Owners. A “Record Owner” is a holder who owns shares of common stock in his, her or its own name. A “Beneficial Owner” is a holder who beneficially owns shares of common stock that are registered in a name other than his, her or its own name (for example, the shares are held in the name of a broker, bank or other nominee). A Record Owner may participate directly in the Plan, whereas a Beneficial Owner will have to either become a Record Owner by having one or more shares transferred into his, her or its own name or coordinate his, her or its participation in the Plan through the broker, bank or other nominee in whose name the Beneficial Owner’s shares are held. If a Beneficial Owner who desires to become a Participant encounters any difficulties in coordinating his, her or its participation in the Plan with his, her or its broker, bank or other nominee, he, she or it should call the Company’s Investor Relations Department at (866) 902-0063.

5.    Who is eligible to participate?

All Record Owners or Beneficial Owners of at least one share of common stock are eligible to participate in the Plan. A Record Owner may participate directly in the Plan. A Beneficial Owner must either become a Record Owner by having one or more shares transferred into his, her or its own name or arrange with the broker, bank or other nominee who is the record holder to participate on his, her or its behalf. See Question 8.

To facilitate participation by Beneficial Owners, the Company has made arrangements with the Plan Administrator to reinvest distributions, on a per distribution basis, under the Plan by record holders such as brokers, banks and other nominees, on behalf of beneficial owners. See Question 8.

The Company may terminate, by written notice, at any time any Participant's individual participation in the Plan if its participation would be in violation of the restrictions contained in the Company's charter. These restrictions generally prohibit any person or group of persons from owning, directly or indirectly, shares of stock of any class or series of the Company if such ownership would result in any person or entity owning, or being deemed to own, by virtue of the applicable beneficial or constructive ownership provisions of the Internal Revenue Code of 1986, as amended (the "Code"), more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our stock, or violating any of the other share ownership and transfer restrictions imposed by the Company's charter.

6.    How does an eligible stockholder or interested new investor participate?

Record Owners may join the Plan by completing and signing the enrollment form that may be obtained from the Plan Administrator (the “Enrollment Form”) and returning it to the Plan Administrator. Enrollment Forms may be obtained at any time by written request to Computershare Trust Company, N.A., Attention: Distribution Reinvestment Plan of New York City REIT, Inc., P.O. Box 505013, Louisville, KY 40233-5013 or by telephoning the Plan Administrator at (866) 902-0063. Record Owners may also join the Plan by going to the Plan Administrator’s website, www.computershare.com/NYCR, and enrolling online.

Beneficial Owners who wish to join the Plan must instruct their broker, bank or other nominee to enroll in the Plan on their behalf.

If a Record Owner submits a properly executed Enrollment Form without electing an investment option, the Enrollment Form will be deemed to indicate the intention of the Record Owner to apply all cash distributions toward the purchase of additional Class A common stock. See Question 7 for investment options.

7.    Do Participants in the Plan prior to the effectiveness of this Plan need to do anything to continue to be Participants?

No. A participant in the Plan prior to August 28, 2020, when this Plan became effective, will remain a Participant in the Plan unless and until participation is terminated in accordance with Questions 20 and 21.

8.    What does the Enrollment Form provide?

The Enrollment Form appoints the Plan Administrator as agent for the Participant and directs the Company to pay to the Plan Administrator each Participant’s cash distributions on all or a specified percentage of shares of common stock, including both Class A common stock and Class B common stock, owned by the Participant on the applicable record date (“Participating Shares. The Enrollment Form directs the Plan Administrator to purchase on the Investment Date (as defined in Question 11) additional shares of Class A common stock with distributions paid on Participating Shares. Distributions will continue to be reinvested on the percentage of Participating Shares until the Participant specifies otherwise by contacting the Plan Administrator, withdraws from the Plan (see Questions 20 and 21), or the Plan is terminated.

The Enrollment Form provides for the purchase of additional shares of Class A common stock through the following investment options:

A.        If the “Full Distribution Reinvestment” option is elected, the Plan Administrator will apply all cash distributions on all shares of common stock then or subsequently registered in the Participant’s name, and all cash distributions on all Plan Shares, toward the purchase of additional shares of Class A common stock.

B.         If the “Partial Distribution Reinvestment” option is elected, the Plan Administrator will apply the cash distributions on a specified percentage of the Participant’s shares of common stock to purchase additional shares of Class A common stock. The Plan Administrator will pay the Participant cash distributions on the remaining shares of common stock, when and if authorized by our board of directors.

Each Participant may select either one of these options. If a Participant returns a properly executed Enrollment Form to the Administrator without electing an investment option, the Participant will be enrolled as having selected Full Distribution Reinvestment.

Participants may change their investment options at any time by contacting the Plan Administrator by telephone, in writing or online as indicated in Question 31. See Question 11 for the effective date for any change in investment options.

9.    Is partial participation possible under the Plan?

Yes. Record Owners may designate on the Enrollment Form a percentage of shares of common stock for which distributions are to be reinvested. Distributions will thereafter be reinvested only on the percent of shares of common stock specified, and the Record Owner will continue to receive cash distributions on the remainder of the shares. See Question 8.

Whether or not a Beneficial Owner may participate in the plan partially is at the discretion of the Beneficial Owner’s broker, bank or other nominee.

10.  When may an eligible stockholder or interested new investor join the Plan?

A Record Owner or Beneficial Owner may join the Plan at any time. Once in the Plan, a Participant remains in the Plan until he, she or it withdraws from the Plan, the Company terminates his, her or its participation in the Plan or the Company terminates the Plan. See Question 21 regarding withdrawal from the Plan.

11.  When will distributions be reinvested?

Purchases of shares of Class A common stock under the Plan will be made on the “Investment Date” in each quarter which will be, with respect to both shares of Class A common stock acquired directly from the Company and shares of Class A common stock purchased in the open market, the distribution payment date.

At the time the Plan Administrator makes open market purchases, the purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to terms with respect to price, delivery and other matters as agreed to by the Plan Administrator. Neither the Company nor any Participant will have any authorization or power to direct the time or price at which shares of Class A common stock will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Plan Administrator. However, at the time the Plan Administrator makes open market purchases, the Plan Administrator’s broker will use its reasonable best efforts to purchase the shares of Class A common stock at the lowest possible price.

If the Enrollment Form is received prior to the record date for a distribution payment, the election to reinvest distributions will begin with that distribution payment. If the Enrollment Form is received on or after any record date, reinvestment of distributions will begin following the next record date if the Participant is still a stockholder of record.

Shares of Class A common stock will be allocated and credited to Participants’ accounts as follows: (1) shares of Class A common stock purchased from the Company will be allocated and credited as of the appropriate Investment Date; and (2) shares of Class A common stock purchased in market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of shares of Class A common stock to be purchased on behalf of all Participants with distributions to be reinvested during the quarter.

NO INTEREST WILL BE PAID ON CASH DISTRIBUTIONS PENDING REINVESTMENT UNDER THE TERMS OF THE PLAN.

PURCHASES AND PRICES OF SHARES

12.  What will be the price to Participants of shares of Class A common stock purchased under the Plan?

The price per share of Class A common stock acquired directly from the Company will be 100% (subject to change) of the average of the high and low sales prices, computed to up to six decimal places, of the shares of Class A common stock on the NYSE on the Investment Date (as defined in Question 11), or if no trading occurs in the shares of Class A common stock on the Investment Date, the average of the high and low sales prices for the first trading day immediately preceding the Investment Date for which trades are reported.

The price per share of Class A common stock acquired through open market purchases with reinvested distributions will be the weighted average of the actual prices paid, computed to up to six decimal places, for all of the Class A common stock purchased by the Plan Administrator with all Participants’ reinvested distributions for the related quarter. Depending on the number of shares being purchased and current trading volume in shares of the Class A common stock, the Plan Administrator’s broker may execute purchases in multiple transactions and over more than one day Additionally, each Participant will be charged a per share processing fee (currently $0.05 per share) in connection with these open market purchases. Per share processing fees include any brokerage commissions the Plan Administrator is required to pay. (If a Participant desires to opt out of the distribution reinvestment feature of the Plan when the shares of Class A common stock relating to distribution reinvestments will be purchased in the open market, a Participant must notify the Plan Administrator no later than the record date for the related distribution payment date. For information as to the source of the shares of Class A common stock to be purchased under the Plan see Question 15).

Neither the Company nor any Participant will have any authorization or power to direct the time or price at which shares of Class A common stock will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the Plan Administrator. However, at the time the Plan Administrator makes open market purchases, the Plan Administrator’s broker will use its best efforts to purchase the shares of Class A common stock at the lowest possible price.

All references in the Plan to the “Market Price” when it relates to distribution reinvestments which will be reinvested in shares of Class A common stock acquired directly from the Company means the average of the high and low sales prices, computed up to six decimal places, of the shares of Class A common stock on the NYSE on the Investment Date, or if no trading occurs in the shares of common stock on the Investment Date, the average of the high and low sales prices for the first Trading Day immediately preceding the Investment Date for which trades are reported. With respect to distribution reinvestments which will be reinvested in shares of Class A common stock purchased in the open market, “Market Price” means the weighted average of the actual prices paid, computed to up to six decimal places, for all of the shares of Class A common stock purchased by the Plan Administrator with all Participants’ reinvested distributions for the related quarter.

13.  What is the Record Date for distribution reinvestment?

For the reinvestment of distributions, the “Record Date” is the record date declared by the Company for the distribution. All holders of shares of common stock on the Record Date will be entitled to receive payment of the distribution on a payment date set by the Company and announced when the Record Date is announced.

14.  How will the number of shares purchased for a Participant be determined?

A Participant’s account in the Plan will be credited with the number of shares of Class A common stock, including fractions computed up to six decimal places, equal to the total amount to be invested on behalf of the Participant divided by the purchase price per share as calculated pursuant to the methods described in Question 12, as applicable. The total amount to be invested will depend on the amount of any distributions paid on the number of Participating Shares and Plan Shares in the Participant’s Plan account and available for investment on the related Investment Date. Subject to the availability of shares of Class A common stock registered for issuance under the Plan, there is no total maximum number of shares available for issuance pursuant to the reinvestment of distributions.

15.  What is the source of shares of Class A common stock purchased under the Plan?

Plan Shares will be purchased either directly from the Company, in which event these shares will be authorized but unissued shares, or on the open market, or by a combination of the foregoing, at the option of the Company, after a review of current market conditions and the Company’s current and projected capital needs. The Company will determine the source of the shares of Class A common stock to be purchased under the Plan at least three business days prior to the first Record Date of each fiscal quarter and will notify the Plan Administrator of this determination. Neither the Company nor the Plan Administrator will be required to provide any written notice to Participants as to the source of the shares of Class A common stock to be purchased under the Plan, but current information regarding the source of the shares of Class A common stock may be obtained by contacting the Company’s Investor Relations Department at (866) 902-0063.

16.  Are there any expenses to Participants in connection with their participation under the Plan?

Participants will have to pay a service charge and processing fees to sell Plan shares. See Question 21 for more information. Participants will incur no fees in connection with the reinvestment of distributions when shares of Class A common stock are acquired directly from the Company. Each Participant will be charged a per share processing fee (currently $0.05 per share) for shares of Class A common stock acquired through open market purchases. The Company will pay all other costs of administration of the Plan. All per share processing fees include any brokerage commissions the Plan Administrator is required to pay.

REPORTS TO PARTICIPANTS

17.  What kind of reports will be sent to Participants in the Plan?

Each Participant in the Plan will receive a statement of his, her or its account following each purchase of additional shares of Class A common stock. These statements are Participants’ continuing record of the cost of their purchases and should be retained for income tax purposes. Specific cost basis information will be included in each Participant’s statement in accordance with applicable law. In addition, Participants will receive copies of other communications sent to holders of shares of common stock, including the Company’s annual report to its stockholders, notice of annual meeting and proxy statement in connection with the Company’s annual meetings of stockholders and Internal Revenue Service (“IRS”) information for reporting distributions paid. Participants may also view their statements and other account information on the Plan Administrator’s website www.computershare.com/NYCR.

DISTRIBUTIONS ON FRACTIONS

18.  Will Participants be credited with distributions on fractions of shares?

Yes.

CERTIFICATES FOR CLASS A COMMON STOCK

19.  Will certificates be issued for shares of Class A common stock purchased?

Unless a Participant’s shares are held by a broker, bank or other nominee, we will register shares of Class A common stock that we purchase for the Participant’s account under the Plan in the Participant’s name. We will credit these shares to the Participant’s Plan account in “book-entry” form. This service protects against the loss, theft or destruction of certificates representing shares of Class A common stock.

WITHDRAWALS AND TERMINATION

20.  When may Participants withdraw from the Plan?

A Participant may withdraw from the Plan with respect to all or a portion of the shares of common stock held in his, her or its account in the Plan at any time. If the request to withdraw is received prior to a distribution record date set by our board of directors for determining stockholders of record entitled to receive a distribution, the request will be processed promptly following receipt of the request by the Plan Administrator.

If the request to withdraw is received by the Plan Administrator near a distribution record date, the Plan Administrator, in its sole discretion, may either pay the distribution in cash or reinvest it in shares for the Participant’s account. The request for withdrawal will then be processed as promptly as possible following the distribution payment date, less any applicable fees. All distributions subsequent to the Investment Date will be paid in cash unless a stockholder re-enrolls in the Plan, which may be done at any time.

21.  How does a Participant withdraw from the Plan or sell shares in his, her or its Plan account?

A Participant may withdraw from the Plan at any time either online at www.computershare.com/NYCR or by giving telephone or written instructions to the Plan Administrator. Upon closing a Plan account, the Participant will receive a check for the cash value of any fractional share of common stock. The value of that check for fractional shares of common stock will be based on the then current trading price of the shares of Class A common stock, less any service and processing fees.

Upon withdrawal from the Plan, a Participant may also request that the Plan Administrator sell all or part of the shares of Class A common stock credited to his, her of its account in the Plan. Participants have the following choices when making a sale:

Batch Order: A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the Plan Administrator will be processed in the open market no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Participants may request a batch order sale by calling the Plan Administrator directly at (866) 902-0063 or by writing to the Plan Administrator. All sales requests received in writing will be submitted as batch order sales. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

Market Order: A market order is a request to sell shares promptly at the then current market price. Participants may request a market order sale only online at www.computershare.com/NYCR or by calling the Plan Administrator directly at (866) 902-0063. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the Plan Administrator’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if a Participant’s shares were sold, the Participant should check his, her or its account online at www.computershare.com/NYCR or call the Plan Administrator directly at (866) 902-0063. If a Participant’s market order sale was not filled and the Participant still wants the shares to be sold, the Participant will need to re-enter the sale request.

Day Limit Order: A day limit order is an order to sell shares of our Class A common stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed during aftermarket hours, the next trading day the market is open). Depending on the number of shares being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at the Participant’s request made online at www.computershare.com/NYCR or by calling the Plan Administrator directly at (866) 902-0063. There is a service fee of $25 and a processing fee of $0.12 per share sold for each Day Limit Order sale.

Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of our Class A common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If an order trades on more than one day during which the market is open, a separate service fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at the Participant’s request made online at www.computershare.com/NYCR or by calling the Plan Administrator directly at (866) 902-0063.There is a service fee of $25 and a processing fee of $0.12 per share sold for each GTC limit order sale.

General: All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share fees include any brokerage commissions The Plan Administrator is required to pay. Fees are deducted from the proceeds derived from the sale. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. the Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Participants should contact the Plan Administrator to determine if there are any limitations applicable to a particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours of after a sale transaction has settled.

The Plan Administrator also reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares of Class A common stock for the Plan are sold, and no one, other than Plan Administrator will select the broker(s) or dealer(s) through or from whom sales are to be made.

22.  Are there any automatic termination provisions?

THE COMPANY RESERVES THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF COMMON STOCK IN ORDER TO ELIMINATE PRACTICES WHICH ARE, IN THE SOLE DISCRETION OF THE COMPANY, NOT CONSISTENT WITH THE PURPOSES OR OPERATION OF THE PLAN OR WHICH ADVERSELY AFFECT THE PRICE OF THE CLASS A COMMON STOCK.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO PLAN PARTICIPANTS

23.  What are the U.S. federal income tax consequences of participation in the Plan?

The following summarizes certain U.S. federal income tax considerations to current stockholders who participate in the Plan. Participants should read the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the prospectus related to the Plan for a summary of U.S. federal income tax considerations related to the ownership of Class A common stock.

The following summary is for general information only and is not tax advice. This discussion is based on an interpretation of the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”) and administrative and judicial interpretations thereof, all as in effect as of the date of the Plan, and all of which are subject to change, possibly with retroactive effect. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to Participants subject to special treatment under the U.S. federal income tax laws and does not discuss any state, local or foreign tax consequences associated with participation in the Plan.

EACH PROSPECTIVE PARTICIPANT IN THE PLAN IS ADVISED TO CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM, HER OR IT, IN LIGHT OF HIS, HER OR ITS SPECIFIC OR UNIQUE CIRCUMSTANCES, OF PARTICIPATING IN THE PLAN, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THIS PARTICIPATION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

In the case of shares of Class A common stock purchased by the Plan Administrator pursuant to the Plan, whether purchased from the Company or in the open market, Participants will be treated for U.S. federal income tax purposes as having received, on the distribution payment date, a distribution in an amount equal to the amount of the cash distribution that was reinvested.

That distribution will be taxable as a dividend to the extent of the Company’s current or accumulated earnings and profits. To the extent the distribution is in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-deferred return of capital, reducing the tax basis in a Participant’s shares, and to the extent it exceeds a Participant’s tax basis will be treated as gain realized from the sale of the Participant’s shares. A Participant that is a “U.S. Stockholder” (as defined in “Material U.S. Federal Income Tax Considerations”) will generally be required to fund its tax liability on the distributions reinvested in additional shares of Class A common stock from other sources.

A Participant’s holding period for shares of Class A common stock acquired pursuant to the Plan will begin on the day following the Investment Date. A Participant will have a tax basis in the shares of Class A common stock equal to the amount of cash used to purchase the shares of Class A common stock, plus the fees (if any) associated with that purchase.

A Participant will not realize any taxable income upon receipt of certificates for whole shares of Class A common stock credited to the Participant’s account, either upon the Participant’s request for certain of those shares of Class A common stock or upon termination of participation in the Plan. A Participant will also recognize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to the Participant’s account. The amount of any gain or loss will be the difference between the amount that the Participant received for the fractional share equivalent and the Participant’s tax basis thereof.

Although the matter is not free from doubt, based on certain private letter rulings obtained by other taxpayers, we intend to take the position that administrative expenses of the Plan that the Company pays do not give rise to constructive distributions to Participants. However, since the private letter rulings were not issued to the Company, the Company has no legal right to rely on their conclusions. Thus, it is possible that the IRS might view a Participant’s share of the costs as constituting a taxable dividend to the Participant and/or a dividend which reduces the basis in the Participant’s Class A common stock. For this or other reasons, the Company may in the future take a different position with respect to the costs of administering the Plan.

24.  How are income tax withholding provisions applied to Participants in the Plan?

If a Participant that is a U.S. Stockholder fails to provide certain U.S. federal income tax certifications in the manner required by law, distributions on shares of common stock (including any deemed distributions), proceeds from the sale of fractional shares and proceeds from the sale of shares of common stock may be subject to U.S. federal income tax withholding at the “backup withholding” rate. The backup withholding rate is 24% until December 31, 2025, and 28% thereafter. If withholding is required for any reason, the appropriate amount of tax will be withheld. Certain stockholders (including most corporations) are, however, exempt from the above withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Participant’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

If a Participant is a Non-U.S. Stockholder (as defined in “Material U.S. Federal Income Tax Considerations”) whose distributions are subject to U.S. federal income tax withholding at the 30% rate (or a lower treaty rate), the appropriate amount will be withheld and the remaining balance will be credited to the Participant’s account in shares of Class A common stock. A Non-U.S. Stockholder will not be subject to withholding under FIRPTA with respect to certain Company capital gain distributions on its shares of common stock so long as the Non-U.S. Stockholder owns 10% or less of the Company’s shares of common stock at all times during the one year period ending on the date of the distribution and those shares remain regularly traded on an established United States securities market, but distributions will instead remain subject to the 30% (or lower treaty rate) withholding tax described in the preceding sentence.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. As a general matter, FATCA imposes a 30% withholding tax on distributions taxable as dividends paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless the foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and the entity meets certain other specified requirements. Applicable Treasury Regulations provide generally that withholding is required with respect to dividends on shares of our common stock. If withholding is required under FATCA on a payment related to shares of our common stock, a Participant that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on a payment generally will be required to seek a refund or credit from the IRS to obtain the benefit of exemption or reduction (provided that the benefit is available). An intergovernmental agreement governing FATCA between the United States and an applicable foreign country may modify the requirements described in this paragraph. Participants that are Non-U.S. Stockholders are urged to consult their tax advisors regarding the potential application of withholding under FATCA to their investment in shares of our common stock.

OTHER INFORMATION

25.  What happens if a Participant sells or transfers all of the shares of common stock registered in the Participant’s name?

If a Participant disposes of all shares of common stock registered in his, her or its name, and is not shown as a Record Owner on a distribution record date, the Participant will be terminated from the Plan as of this date and the Participant will be deemed to have submitted a withdrawal notice that was received prior to the applicable record date.

26.  What happens if the Company declares a distribution payable in shares or declares a share split?

Any distribution payable in shares and any additional shares distributed by the Company in connection with a share split in respect of shares credited to a Participant’s Plan account will be credited to the Participant’s Plan account. Distributions that are not paid in cash may not be reinvested pursuant to the Plan.

27.  How will shares of common stock held by the Plan Administrator be voted at meetings of stockholders?

If the Participant is a Record Owner, the Participant will receive a proxy card covering both directly held shares of common stock and shares of common stock held in the Plan. If the Participant is a Beneficial Owner, the Participant will receive a proxy covering shares of common stock held in the Plan through his, her or its broker, bank or other nominee.

If a proxy is returned properly signed and marked for voting, all the shares of common stock covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of the Participant’s shares of common stock will be voted in accordance with recommendations of our board of directors, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares of common stock registered in a Participant’s name may be voted only by the Participant in person.

28.  What are the responsibilities of the Company and the Plan Administrator under the Plan?

The Company and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant’s account upon his or her death, with respect to the prices at which shares of Class A common stock are purchased and/or the times when those purchases are made or with respect to any fluctuation in the market value before or after purchase or sale of shares. Notwithstanding the foregoing, nothing contained in the Plan limits the Company’s liability with respect to alleged violations of federal securities laws. In no event shall the Company, the Plan Administrator or their agents have any liability as to any inability to purchase shares or as to the timing of any purchase.

The Company and the Plan Administrator will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

29.  May the Plan be changed or discontinued?

Yes. The Company may suspend, terminate, or amend the Plan at any time, effective immediately upon announcement of the suspension, termination or amendment in a press release or a Current Report on Form 8-K (or other filing) filed with the SEC. Notice will also be mailed to Participants of any suspension or termination, or of any amendment that alters the Plan terms and conditions, as soon as practicable after action by the Company.

The Company may substitute another administrator or agent in place of the Plan Administrator at any time. Participants will be promptly notified of any substitution, and this notice will also include any information about the effect of the change in administration of this Plan on Participants.

Any questions of interpretation arising under the Plan will be determined by the Company, in its sole discretion, and any determination will be final.

30.  Who bears the risk of market fluctuations in the trading price of shares of Class A common stock?

A Participant’s investment in shares of Class A common stock held in the Plan account is no different from his, her or its investment in directly held shares of Class A common stock. The Participant bears the risk of any loss and enjoys the benefits of any gain from market price changes with respect to its shares of Class A common stock.

31.  Who should be contacted with questions about the Plan?

All correspondence regarding the Plan should be directed to:

Computershare Trust Company, N.A.

Attention: Distribution Reinvestment Plan of New York City REIT, Inc.

P.O. Box 505013

Louisville, KY 40233-5013

(866) 902-0063

Participants should mention New York City REIT, Inc., their account number and the Plan in all correspondence.

32.  How is the Plan interpreted?

Any question of interpretation arising under the Plan will be determined by the Company and any determination will be final. The Company may adopt terms and conditions of the Plan and its operation will be governed by the laws of the State of Maryland.

33.  What are some of the Participant responsibilities under the Plan?

Participants should notify the Plan Administrator promptly of any change of address. Account statements and other communications to Participants will be addressed to them at the last address of record provided by Participants to the Plan Administrator.

Participants will have no right to draw checks or drafts against their Plan accounts or to instruct the Plan Administrator with respect to any shares of Class A common stock or cash held by the Plan Administrator except as expressly provided herein.

34.  What transactions can I conduct through the Internet?

Through “Investor Center” on the Plan Administrator’s website, www.comutershare.com/NYCR. Participants can perform the following functions:

•	review their Plan account;

•	arrange to receive New York City REIT, Inc. proxy material and other material sent to Record Owners over the Internet;

•	sell shares;

•	download forms; and

•	request a change of address in their Plan account.

Participation in the Plan through the Company’s website is entirely voluntary. You may contact Computershare Trust Company, N.A. by any of the methods outlined below:

Toll-free number:	(866) 902-0063

Mailing Address:	Computershare Trust Company, N.A.
Attention: Distribution Reinvestment Plan of New York City REIT, Inc.
P.O. Box 505013
Louisville, KY 40233-5013